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                                                                   EXHIBIT 10.14

                               GIVEN IMAGING LTD.

                        ORDINARY SHARE PURCHASE AGREEMENT

      THIS ORDINARY SHARE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 21st day of August, 2001 by and among Given Imaging Ltd. (the "COMPANY"), a company incorporated under the laws of the State of Israel, and PW Juniper Crossover Fund, LLC (the "Purchaser").

      WHEREAS, the Purchaser desires to purchase a number of ordinary shares of the Company (the "ORDINARY SHARES") from the Company to be calculated in the manner set forth below, subject to and in accordance with, the terms and conditions set forth herein; and

      WHEREAS, the Company proposes to file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") for the purpose of conducting an initial public offering (the "IPO") of Ordinary Shares.

      In consideration of the premises and mutual covenants contained in this Agreement, the parties hereto hereby agree as follows:

      1. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings specified below:

            "BUSINESS DAY" means any day, other than a Friday, Saturday or Sunday or a day on which banks located in New York, New York or Israel shall be authorized or required by law to close.

            "PER SHARE PURCHASE PRICE" means the gross public offering price per share of the Company's Ordinary Shares to be offered to the public in the IPO prior to any public trading.

            "PURCHASE PRICE" means six million dollars ($6,000,000) to be paid by the Purchaser to the Company in the manner set forth herein.

            "PURCHASED SHARES" means the number of Ordinary Shares that is equal to the largest whole number obtained when the Purchase Price is divided by the Per Share Purchase Price.

            "REGISTRATION STATEMENT" means the final, effective version of the Company's registration statement on Form F-1 relating to the IPO.

      2.    PURCHASE AND SALE OF ORDINARY SHARES.

            2.1. SALE AND ISSUANCE OF ORDINARY SHARES. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to issue and sell, at the Closing (as defined below) the Purchased Shares, in consideration for the Purchase Price. The Purchased Shares shall have the rights, preferences, privileges and restrictions set forth in the form of amended Articles of Association of the Company to be

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adopted immediately prior to the closing of the IPO. Notwithstanding anything herein to the contrary, the Company shall not be obligated to sell the Purchased Shares to the Purchaser at the Closing unless the Purchaser purchases all of the Purchased Shares in accordance with terms of this Agreement. The purchase and sale of the Purchased Shares is intended to be a private placement and not a public offering nor part of a public offering.

            2.2. CLOSING; DELIVERY. The purchase and sale of the Purchased Shares (the "CLOSING") shall take place at the offices of Zellermayer, Pelossof & Co., Rubenstein House, 20 Lincoln Street, Tel Aviv 67134, Israel on the fifth
(5th) Business Day following the closing date of the IPO or, if later, upon satisfaction or waiver by the Company and the Purchaser of each of the conditions set forth in Sections 5 and 6 (the "CLOSING DATE"). At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and none of them shall be completed or deemed to be completed until all shall have occurred:

            (a) The Company shall deliver to the Purchaser an officer's certificate, signed by the Chief Financial Officer of the Company in the form attached as EXHIBIT A hereto (the "OFFICER'S CERTIFICATE") certifying the number of shares to be issued to the Purchaser at the Closing.

            (b) The Company shall deliver to the Purchaser a certified copy of a resolution of the Board of Directors of the Company issuing and allotting the Purchased Shares to the Purchaser.

            (c) The Company shall register the Purchaser in its register of shareholders as the owner of the Purchased Shares and shall instruct the stock transfer agent of the Ordinary Shares to issue to the Purchaser a validly executed share certificate representing the Purchased Shares promptly following the Closing.

            (d) The Company shall deliver to the Purchaser a duly executed certificate of confirmation from the Secretary of the Company certifying that the Purchaser has been duly registered in the shareholders' register of the Company as the owner of the Purchased Shares.

            (e) In consideration for the issuance and sale of the Purchased Shares, the Purchaser shall transfer to the Company the Purchase Price by wire transfer in immediately available funds to the Company's bank account at Bank Leumi, Branch 876, Account No. 121300/63 (or to such other account as the Company shall designate in writing to the Purchaser no less than three (3) Business Days prior to the Closing Date).

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants the following to the Purchaser:

            3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a company duly organized, validly existing and in good standing under the laws of the State of Israel. The Company has the requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this


                                      -2-
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Agreement, to issue and sell the Purchased Shares, and to carry out the provisions of this Agreement.

            3.2. AUTHORIZATION. The Company has taken all corporate action necessary for the authorization, execution and delivery of this Agreement, and all corporate action necessary for the performance of all obligations of the Company hereunder and the authorization, issuance, sale, and delivery of the Purchased Shares has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            3.3. VALID ISSUANCE OF ORDINARY SHARES. The Purchased Shares, when issued, sold and delivered in accordance with the terms hereof in consideration for the Purchase Price, will be (a) duly and validly issued, fully paid and non-assessable, and (b) free and clear of any pledges, encumbrances, attachments or other third party rights and of restrictions on transfer other than restrictions on transfer under applicable securities laws.

            3.4. DISCLOSURE. The Registration Statement will not, as of the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission (the "EFFECTIVE DATE"), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.5. ACCOUNTANTS AND FINANCIAL STATEMENTS. As of the Effective Date, the consolidated financial statements (including all related notes and schedules) of the Company and its subsidiaries contained in the Registration Statement fairly present in all material respects the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles of the United States consistently applied throughout the periods involved.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

            4.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Purchaser has the requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and to carry out the provisions of this Agreement.

            4.2. AUTHORIZATION. The Purchaser has taken all corporate action necessary for the authorization, execution and delivery of this Agreement, and all corporate action necessary for the performance of all obligations of the Purchaser hereunder has been taken or will be taken


                                      -3-
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prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            4.3. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchaser is acquiring the Purchased Shares for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, nor with the present intention of distributing or selling the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof.

            4.4. DISCLOSURE OF INFORMATION. Without derogating from the representations of the Company in Section 3: (i) the Purchaser has received all information required which it deems relevant for the purpose of its investment,
(ii) the Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and other matter pertaining to this investment and the business, prospects and financial condition of the Company and to obtain additional information concerning the Company and the Purchased Shares (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense), (iii) the Purchaser is aware that the Company is a development stage company which has not yet commenced commercial sales of its product and that there can be no assurance that the Company will achieve its business or technological objectives, that the Purchaser's investment in the Company involves a high degree of risk, and (iv) the Purchaser acknowledges that it can economically sustain the loss of its investment in the Purchased Shares.

            4.5. RESTRICTED SECURITIES. The Purchaser understands that the Purchased Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Purchased Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, must be held by the Purchaser indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            4.6. QUALIFIED INSTITUTIONAL BUYER. The Purchaser is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.


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            4.7. LEGENDS. The Purchaser understands that the Purchased Shares will bear the following legend and any legend required by state securities laws:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required."

            4.8. BROKERAGE COMMISSIONS. No broker's commissions were, or will be required to be, paid by the Purchaser in connection with this transaction.

      5. PURCHASER CLOSING CONDITIONS. The obligation of the Purchaser to purchase the Purchased Shares shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

            5.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            5.2. APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the following regulatory authorities: (i) the Investment Center of the Israeli Ministry of Industry and Trade (the "INVESTMENT CENTER"), and (ii) the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the "OFFICE OF THE CHIEF SCIENTIST").

            5.3. CLOSING OF THE IPO. The closing of the IPO of the Ordinary Shares shall have occurred.

            5.4. DELIVERY OF DOCUMENTS. All documents to be delivered by the Company pursuant to Section 2.2 shall have been delivered.

      6. COMPANY CLOSING CONDITIONS. The obligation of the Company to sell the Purchased Shares at the Closing shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date:

            6.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material

                                      -5-
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respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            6.2. APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the following regulatory authorities: (i) the Investment Center, and
(ii) the Office of the Chief Scientist.

            6.3. OFFICE OF THE CHIEF SCIENTIST UNDERTAKING. The Purchaser shall have delivered to the Company an undertaking addressed to the Office of Chief Scientist, in a form and of substance customarily acceptable by the Office of the Chief Scientist, undertaking to comply with the Research and Development Law.

            6.4. CLOSING OF THE IPO. The closing of the IPO of the Ordinary Shares shall have occurred.

      7.    COVENANTS OF THE PURCHASER

            7.1. LOCK-UP. Concurrent with the signing of the this Agreement, the Purchaser shall sign an undertaking addressed to Lehman Brothers Inc. in the form set forth in EXHIBIT B.

            7.2. OFFICE OF THE CHIEF SCIENTIST. The Purchaser shall deliver to the Company an undertaking addressed to the Office of Chief Scientist, in a form and of substance customarily acceptable by the Office of the Chief Scientist, undertaking to comply with the Research and Development Law.

            7.3. LEGAL OBLIGATIONS. Immediately after the Closing, the Purchaser undertakes to file all the necessary documents and reports required to be filed by the Purchaser by any relevant authority in Israel, the United States or elsewhere, and to abide by all the appropriate rules, regulations and laws applying to a non-Israeli equity holder, including, without limitation, any undertakings required by the Office of Chief Scientist and timely filing of a
Schedule 13D under the Securities and Exchange Act of 1934, as amended, reporting the acquisition of securities of a public company with the SEC.

      8.    INDEMNIFICATION.

            8.1. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless the Purchaser and its officers, directors, partners, members, employees and agents and each other person which controls (with the meaning of the Securities Act) the Purchaser or any of its partners or members (each, a "PURCHASER INDEMNITEE") against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses as incurred), arising from the failure of any representation or warranty of the Company contained in Section 3; provided, however, that the Company shall not be liable to any Purchaser Indemnitee for any loss or damage to the extent that it arises out of or is based the failure of a representation or warranty which occurs in reliance upon and in


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conformity with information furnished by a Purchaser Indemnitee. Notwithstanding the foregoing, the aggregate amount that may be recovered from the Company by a Purchaser Indemnitee under this Section 8.1 shall be limited to the Purchase Price plus a return thereon at the rate of 8% per annum compounded quarterly.

            8.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify, defend and hold harmless the Company and its officers, directors, partners, members, employees and agents and each other person which controls (with the meaning of the Securities Act) the Purchaser or any of its partners or members (each, a "COMPANY INDEMNITEE") against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses as incurred), arising from the failure of any representation or warranty of the Purchaser contained in Section 4. Notwithstanding the foregoing, the aggregate amount that may be recovered from the Purchaser by a Company Indemnitee under this Section 8.2 shall be limited to the Purchase Price plus a return thereon at the rate of 8% per annum compounded quarterly.

            8.3.  LIMITATION ON INDEMNFICATION.

            (a) The aggregate liability of (i) the Company, and (ii) the Purchaser, arising out of, or related to this Agreement or the transactions contemplated hereby, whether based on contract, warranty, tort, strict liability or otherwise, including all rights to indemnification hereunder, shall not exceed the Purchase Price plus a return thereon at the rate of 8% per annum compounded quarterly.

            (b) The obligations to indemnify and hold harmless pursuant to Sections 8.1 and 8.2 shall survive the consummation of the transactions contemplated by this Agreement for a period of one (1) year after the discovery of the failure of the representation or warranty subject to the claim, except for claims for indemnification asserted prior to the end of such period which shall survive until the final resolution thereof; provided, however, that in no event shall the obligations to indemnify and hold harmless pursuant to Sections
8.1 and 8.2 survive after the date that is more than three (3) years after the Closing Date.

      9.    TERMINATION.

            9.1. TERMINATION BY THE COMPANY. At any time prior to the Closing Date, the Company shall have the right, in its sole discretion, to terminate this Agreement without any liability or adverse affect or without it being considered a breach of this Agreement, if the Company can substantiate by reasonable proof that applicable governmental authorities may prevent the IPO or substantially delay the IPO as a result of the transactions contemplated by this Agreement.

            9.2. AUTOMATIC TERMINATION. This Agreement shall terminate with no further action by any party hereto and the parties hereto shall cease to have any rights or obligations hereunder on the date that is six (6) months from the signing of this Agreement in the event that the closing of the IPO of the Ordinary Shares has not occurred by such date.


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      10.   MISCELLANEOUS.

            10.1. EXPENSES. The Company and the Purchaser shall each bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

            10.2. STAMP DUTY. The Company shall pay the stamp duty due on the issuance of the Purchased Shares.

            10.3. OTHER ACTS. The Company and the Purchaser will after, as well as before and upon, the Closing Date, do all acts and things and sign and execute all documents and deeds required for the purpose of implementing the terms of this Agreement.

            10.4. ASSIGNMENT. None of the rights of obligations under or pursuant to this Agreement may be assigned or transferred to by the Purchaser or the Company to any other person without the written consent of the other party to this Agreement. In the event that such written consent is received, the assignee shall agree in writing to be bound by all of the terms hereof and the assignor shall remain liable for any and all of its obligations hereunder.

            10.5. ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            10.6. ORDINARY SHARE NUMBERS. All ordinary share numbers in this Agreement shall be adjusted to give effect to the stock combination and distribution of bonus shares which will take place immediately prior to the closing of the IPO.

            10.7. PUBLICITY. The timing and text of any public announcement regarding the existence and terms of this Agreement shall be agreed between the parties hereto in their sole discretion and, prior to the date on which brokers or dealers trading in Ordinary Shares are no longer required to deliver a prospectus with respect to the Ordinary Shares, shall require the approval of the lead underwriter of the IPO; provided, however, that the foregoing shall not be construed as preventing the Company from disclosing the existence and terms of this Agreement in the Registration Statement or any public filings thereof or from including this Agreement as an exhibit to the Registration Statement or any public filings thereof.

            10.8. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only if the same is in writing and signed by the Company and the Purchaser.

            10.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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            10.10. TITLES AND SUBTITLES. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            10.11. SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement shall not be construed as granting rights to any third party. In this Agreement, third party shall mean any person that is not a party to this Agreement.

            10.12. NOTICES. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given: (i) if delivered personally, when received; (ii) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation; or (iii) if by international courier service, on the fourth (4th) business day following the date of receipt of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be sent to the address or facsimile number as set forth on the signature page hereto.

            10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.   RESOLUTION OF DISPUTES.

            11.1. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York excluding the conflict of laws provisions thereof.

            11.2. ARBITRATION. All disputes arising out of or in connection with this Agreement and any other agreement resulting herefrom, including any question regarding its existence, validity or termination, shall be finally settled under the International Arbitration Rules of the American Arbitration Association by three (3) arbitrators in accordance with the said rules. The seat of arbitration shall be New York, New York. The procedural law of the State of New York shall apply where the rules are silent. The language to be used in the arbitration proceeding shall be English. The Company and the Purchaser shall each nominate one arbitrator for confirmation by the competent authority under the applicable rules (the "APPOINTING AUTHORITY") within thirty (30) days of the commencement of the arbitration. Both arbitrators shall agree on the third arbitrator within thirty (30) days. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, he or she shall be appointed by the Appointing Authority.

                            [Signature pages follow.]


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      The parties have executed this Ordinary Share Purchase Agreement as of the date first written above.

                                          COMPANY:

                                          GIVEN IMAGING LTD.



                                          By:  /s/ Zvi Ben David
                                              -------------------------------
                                              Name: Zvi Ben David
                                              Title: Vice President and Chief
                                              Financial Officer

                                          Address: 2 Ha'Carmel Street
                                                   New Industrial Park
                                                   P.O. Box 258
                                                   Yoqneam 20692, Israel
                                                   Attention:   Gavriel Meron

                                          Tel:     011 (972-4) 909-7789
                                          Fax:     011 (972-4) 959-2466

                                          With a copy to:

                                          Address: White & Case LLP
                                                   601 Thirteenth Street, N.W.
                                                   Suite 600 South
                                                   Washington, D.C. 20005
                                                   Attention: Ned Neaher

                                          Tel:     (212) 626-3600
                                          Fax:     (202) 639-9355

                                          With a further copy to:

                                          Address: Zellermayer, Pelossof & Co.
                                                   Rubenstein House
                                                   20 Lincoln Street
                                                   Tel Aviv 67134, Israel
                                                   Attention: Yoram Ashery

                                          Tel:     011 (972-3) 625-5555
                                          Fax:     011 (972-3) 625-5500


                         SIGNATURE PAGE TO GIVEN IMAGING
                        ORDINARY SHARE PURCHASE AGREEMENT

                                          PURCHASER:

                                          PW JUNIPER CROSSOVER FUND, LLC

                                          By: PW Juniper Management, LLC, its
                                          managing member



                                          By:  /s/ Eric Bittelman
                                              -------------------------------
                                              Name: Eric Bittelman
                                              Title:

                                          Address: 767 Third Avenue
                                                   New York, NY 10017
                                                   Attention: Jonathan
                                                              Silverstein

                                          Tel:     (212) 739-6400
                                          Fax:     (212) 739-6444

                                          With a copy to:

                                          Address: Wollmuth Maher & Deutsch LLP
                                                   500 Fifth Avenue, 12th Floor
                                                   New York, NY 10110
                                                   Attention: Mason H. Drake

                                          Tel:     (212) 382-3300
                                          Fax:     (212) 382-0050


                         SIGNATURE PAGE TO GIVEN IMAGING
                        ORDINARY SHARE PURCHASE AGREEMENT

                                    EXHIBITS


            Exhibit A - Form of Officer's Certificate

            Exhibit B - Form of Lock-Up Letter Agreement

                                    EXHIBIT A

                          FORM OF OFFICER'S CERTIFICATE

      I, Zvi Ben David, hereby certify that I am the Vice President and Chief Financial Officer of Given Imaging Ltd. (the "COMPANY"), and hereby certify pursuant to Section 2.2(a) of the Ordinary Share Purchase Agreement, dated August 23, 2001, by and between the Company and PW Juniper Crossover Fund, LLC (the "AGREEMENT"), as follows:

      1.    The Per Share Purchase Price (as defined in the Agreement) is $____.

      2. The number of the Purchase Shares (as defined in the Agreement) is __________.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________, 2001.

                                          ------------------------
                                          Name:  Zvi Ben David
                                          Title: Vice President and Chief
                                                 Financial Officer

                                    EXHIBIT B

                        FORM OF LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST
  BOSTON CORPORATION
ROBERTSON STEPHENS INC.
As Representatives of the
  several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY   10285

Dear Sirs:

      The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of ordinary shares, having a nominal value of NIS 0.01 per share (the "Ordinary Shares"), of Given Imaging Ltd. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

      In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Ordinary Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering.

      In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

      It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

      The undersigned understands that the Company and the Underwriters will rely on this Lock-Up Letter Agreement in proceeding with the Offering.

      Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                          Very truly yours,


         IF AN INDIVIDUAL:
                                          ------------------------------
                                          Name:


         IF ON BEHALF OF A CORPORATION,
         PARTNERSHIP, LIMITED LIABILITY
         COMPANY, TRUST OR OTHER ENTITY:
                                          ------------------------------
                                                [Name of entity]

                                          By:
                                              --------------------------
                                          Name:
                                          Title:
Dated:  _______________